EXHIBIT 10.6

                                 PROMISSORY NOTE

[UK equivalent of US$916,634 as of December 31, 2003]             March __, 2004

      The purpose of this Promissory Note is to establish a repayment schedule for monies advanced by Wilf and Paula Shorrocks (the "Holder") to Peak Entertainment Ltd. and its parent company, Peak Entertainment Holdings, Inc. (collectively, the "Borrower").

      FOR VALUE RECEIVED, the Borrower hereby promises to pay to the Holder, the sum of UK equivalent of US$916,634, as follows:

                $25,000 on January 31, 2005;
                $25,000 on May 31, 2005;
                $25,000 on September 30, 2005;
                $25,000 on December 31, 2005;
                $25,000 on March 31, 2006;
                $25,000 on September 30, 2006;
                $100,000 on March 31, 2007;
                $100,000 on September 30, 2007;
                and the balance on January 31, 2008.

The Company may request deferment of payment of any installment amount, in which event the Holder, at its sole discretion, shall be entitled to, with respect to that installment, elect to defer receipt of such installment, and any such deferred installment payment amount shall accrue till the next installment maturity date, together with simple interest at the rate of 8%, with respect to that installment amount, per year.

Whenever any payment to be made hereunder falls due on a Saturday, Sunday or business holiday in New York, New York, such payment may be made on the next succeeding business day and such extension of time will, in such case, be included in computing interest, if any, in connection with such payment.

Borrower may prepay this Promissory Note at any time, in whole or in part, with any applicable accrued interest to the date of prepayment, and without penalty. All payments on this Promissory Note shall be applied first to the payment of accrued interest, if any, and the balance shall be applied to principal.

In the event that the Company fails to pay two consecutive installments, provided the Holder has not consented to a deferment, which shall not be unreasonably withheld if the Company does not have sufficient cash flow, in a good faith judgment by the Company's Board of Directors other than the Holders, to pay an installment, simple interest shall accrue on all then unpaid principal at the rate of 8% per year commencing with the date of default.

Interest shall accrue commencing July 1, 2005 on any unpaid balance, at 8% per year.

Notwithstanding anything to the contrary herein, the principal and interest (to the extent applicable) shall be earlier due and payable within 30 days upon any of the following events:

      (a) the first fiscal year end in which Peak Entertainment Holdings, Inc.'s shareholders' equity exceeds 150% of the balance due;

      (b) the first fiscal year end in which Peak Entertainment Holdings, Inc. achieves positive net income from operations in excess of 150% of the balance due;

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Any notice herein required or permitted to be given shall be in writing and sent by means of certified or registered mail, express mail, or other overnight delivery service, hand delivery confirmed by signed receipt or facsimile transmission (followed by prompt transmission of the original of such notice by any of the foregoing means) in each case proper postage or other charges pre-paid and addressed or directed to the Holder or to the Borrower. Such notice shall be deemed given when actually received, with a copy by facsimile to counsel for the Borrower, Law Offices of Dan Brecher, facsimile: 212-808-4155.

Borrower waives demand for payment, notice of nonpayment, presentment, notice of dishonor, protest, and notice of protest.

This Promissory Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws, and shall be enforced in the courts located in New York County in the State of New York. The parties consent to such jurisdiction of said courts.

      IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name by its duly authorized representative on the date first written.

                                  Peak Entertainment Ltd.

                                  By:      /s/ Phil Ogden
                                     -----------------------------------------
                                           Phil Ogden, Vice President

                                  Peak Entertainment Holdings, Inc.

                                  By:      /s/ Phil Ogden
                                     -----------------------------------------
                                           Phil Ogden, Vice President



ACCEPTED:

/s/ Wilf Shorrocks
------------------------
Wilf Shorrocks

/s/ Paula Shorrocks
------------------------
Paula Shorrocks

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